Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES FIRST QUARTER 2017 RESULTS

- Establishes 2017 Second Quarter and Revises Full Year Guidance -
- Declares 2017 Second Quarter Dividend of $0.62 per Common Share -

WYOMISSING, PA. — April 27, 2017 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused real estate investment trust (“REIT”) in North America, today announced results for the quarter ended March 31, 2017.

Financial Highlights

	Three Months Ended March 31,
(in millions, except per share data)	2017 Actual	2017 Guidance (1)	2016 Actual
Net Revenue	$242.7	$240.5	$148.8
Net Income	$94.0	$91.6	$32.7
Funds From Operations (2)	$119.0	$116.6	$56.4
Adjusted Funds From Operations (3)	$165.8	$163.3	$83.6
Adjusted EBITDA (4)	$219.0	$216.7	$113.2

Net income, per diluted common share	$0.45	$0.44	$0.27

(1)  The guidance figures in the tables above present the guidance provided on February 2, 2017, for the three months ended March 31, 2017.

(2)  Funds from operations (“FFO”) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(3)  Adjusted funds from operations (“AFFO”) is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures.

(4)  Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

Chief Executive Officer, Peter M. Carlino, commented, “During the first quarter, we announced that we reached an agreement to acquire the real estate assets of Bally’s Casino Tunica and Resorts Casino Tunica for $82.6 million, which we expect to be completed on May 1, 2017.  We are excited to partner with Penn National Gaming, Inc. (NASDAQ: PENN) on this transaction as these assets will be added to the existing PENN master lease and will produce $9.0 million of incremental annual rent.  We appreciate the expedient review completed by the Mississippi Gaming Commission, which approved the transaction on April 20, 2017.  This acquisition demonstrates our steadfast focus on accretive growth for our shareholders.  Since the beginning of 2016, we have acquired the real estate assets of 17 casinos across 8 states, which generate annual cash rental income of $411.4 million.  We also recently announced an expansion of our Board of Directors with the addition of Earl Shanks and Jim Perry, who bring a wealth of relevant financial and operational experience.”

Mr. Carlino continued, “Our first quarter results exceeded expectations largely as the result of out-performance at our managed property, Hollywood Casino Baton Rouge, which grew net revenue by 9% over the prior year, and at the PENN operated Hollywood Casino Toledo and Hollywood Casino Columbus properties. These property level results are indicative of the healthy regional gaming markets in which the Company and our tenants operate. We expect to continue to generate secure and predictable cash flow for our investors, while we pursue strategic acquisitions that achieve our goals of stability, diversification and accretion.”

The Company’s first quarter 2017 net income as compared to its guidance was primarily impacted by the following:

•	Income from rental activities had a favorable variance of $0.6 million, primarily due to performance at PENN's Hollywood Casino Columbus and Hollywood Casino Toledo;

•	Results from the TRS properties were favorable to guidance by $1.0 million primarily due to revenue improvements post-flooding at Hollywood Casino Baton Rouge; and

•	Corporate expenses were approximately $0.9 million less than guidance primarily due to lower than anticipated legal expenses.

In addition, AFFO was impacted by $0.2 million of favorable capital maintenance expenditures for the quarter as compared to guidance.

Portfolio Update

GLPI owns over 4,300 acres of land and approximately 15 million square feet of building space, which was 100% occupied as of March 31, 2017. At the end of the first quarter of 2017, the Company owned the real estate associated with 36 casino facilities and leases 18 of these facilities to PENN, 15 of these facilities to Pinnacle Entertainment, Inc. (NASDAQ: PNK) and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary of GLPI (GLP Holdings, Inc.) (the “TRS properties”).

Capital maintenance expenditures at the TRS properties were $0.5 million for the three months ended March 31, 2017.

Balance Sheet Update

The Company had $23.4 million of unrestricted cash and $4.6 billion in total debt, including $1.1 billion of debt outstanding under its unsecured credit facility term loans and $70.0 million outstanding under its unsecured credit facility revolver at March 31, 2017.  The Company’s debt structure as of March 31, 2017 was as follows:

	As of March 31, 2017
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	2.693%	$300,000
Unsecured Term Loan A-1 (1)	2.580%	825,000
Unsecured $700 Million Revolver (1)	2.733%	70,000
Senior Unsecured Notes Due 2018	4.375%	550,000
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2021	4.375%	400,000
Senior Unsecured Notes Due 2023	5.375%	500,000
Senior Unsecured Notes Due 2026	5.375%	975,000
Capital Lease	4.780%	1,314
Total long-term debt		$4,621,314
Less: unamortized debt issuance costs		(48,120)
Total long-term debt, net of unamortized debt issuance costs		$4,573,194

(1)  The rate on the term loan facilities and revolver is Libor plus 1.75%. The Company's revolver and $300.0 million term loan credit facility mature on October 28, 2018 and the incremental term loan of $825.0 million matures on April 28, 2021.

As of March 31, 2017, the Company had 209,526,075 diluted shares outstanding.

Dividends

On February 1, 2017, the Company’s Board of Directors declared the first quarter 2017 dividend.  Shareholders of record on March 13, 2017 received $0.62 per common share, which was paid on March 24, 2017.  On April 25, 2017, the Company declared its second quarter 2017 dividend of $0.62 per common share, payable on June 30, 2017 to shareholders of record on June 16, 2017.

Guidance

The table below sets forth current guidance targets for financial results for the 2017 second quarter and full year, based on the following assumptions:

•	Reflects the real estate asset acquisition of Bally's Casino Tunica and Resorts Casino Tunica, which is expected to be completed on May 1, 2017;

•	Reported rental income of approximately $829.9 million for the year and $207.4 million for the second quarter, consisting of:

(in millions)	Second Quarter	Full Year
Cash Rental Receipts
PENN	$113.7	$453.7
PNK	101.3	406.3
Casino Queen	3.6	14.4
PENN non-assigned land lease	(0.8)	(2.9)
Total Cash Rental Receipts	$217.8	$871.5

Non-Cash Adjustments
Straight-line rent	$(16.2)	$(65.0)
PNK direct financing lease	(18.2)	(73.1)
Property taxes paid by tenants	21.8	87.6
PNK land lease paid by tenant	2.2	8.9
Total Rent as Reported	$207.4	$829.9

•
Cash rent includes incremental escalator on the PENN building rent component effective November 1, 2016, which increases 2017 annual rent by $3.8 million, no escalator assumed effective November 1, 2017;

•	Cash rent includes incremental escalator on the PNK building rent component effective April 28, 2017, which increases 2017 annual rent by $3.9 million;

•
TRS Adjusted EBITDA of approximately $36.8 million for the year and $9.6 million for the second quarter with capital maintenance expenditures of approximately $3.6 million for the year and $1.4 million for the second quarter;

•	Blended income tax rate at the TRS entities of 44%;

•	LIBOR is based on the forward yield curve;

•	Real estate depreciation of approximately $101.4 million for the year and $25.4 million in the second quarter;

•	Non-real estate depreciation of approximately $13.0 million for the year and $3.3 million in the second quarter;

•	Expense related to acquired PNK land lease rights of approximately $9.2 million for the year and $2.3 million in the second quarter;

•
Equity-related employee compensation that does not affect Adjusted EBITDA includes non-cash expense of approximately $15.6 million for the year and $3.8 million for the second quarter for restricted stock awards;

•	Interest expense includes approximately $13.0 million for the year and $3.3 million for the second quarter of debt issuance costs amortization;

•
For the purpose of the dividend calculation, AFFO is reduced by approximately $3.1 million for the full year and $0.9 million for the second quarter prior to calculation of the dividend to account for dividends on shares that will be outstanding after options held by employees are exercised;

•
The basic share count is approximately 209.6 million shares for the year and 208.9 million shares for the second quarter and the fully diluted share count is approximately 211.2 million shares for the year and 210.5 million shares for the second quarter; and

•	Includes additional shares expected to be sold under the ATM program in order to fund the Meadows and Tunica acquisitions, with the proceeds to be used to pay down the existing revolver balance.

	Three Months Ending June 30,		Full Year Ending December 31,
(in millions, except per share data)	2017 Guidance	2016 Actual	Revised 2017 Guidance	Prior 2017 Guidance (4)	2016 Actual
Net Revenue	$243.5	$207.4	$971.3	$958.2	$828.3
Net Income	$95.7	$73.3	$381.1	$371.0	$289.3
Funds From Operations (1)	$121.0	$96.9	$482.6	$470.6	$384.9
Adjusted Funds From Operations (2)	$166.8	$135.1	$668.0	$656.6	$542.1
Adjusted EBITDA (3)	$221.1	$180.4	$882.5	$869.1	$721.4

Net income, per diluted common share	$0.45	$0.39	$1.80	$1.75	$1.60

(1)         FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)         AFFO is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures.

(3)         Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

(4) The guidance figures in the tables above present the guidance provided on February 2, 2017, for the year ended December  31, 2017.

Conference Call Details

The Company will hold a conference call on April 27, 2017 at 3:00 p.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877-407-0784
International: 1-201-689-8560

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13659774
The playback can be accessed through May 4, 2017.

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, AFFO, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. In addition, in order for the Company to qualify as a REIT, it must distribute 90% of its REIT taxable income annually. The Company adjusts AFFO accordingly to provide our investors an estimate of taxable income for this distribution requirement. Direct financing lease adjustments represent the portion of cash rent we receive from tenants that is applied against our lease receivable and thus not recorded as revenue and the amortization of land rights represents the non-cash amortization of the value assigned to the Company's assumed ground leases.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP.  Because certain companies do not calculate FFO, AFFO, and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our financial outlook for the second quarter of 2017 and the full 2017 fiscal year and our expectations regarding future acquisitions, the issuance of shares under our ATM program and dividend payments. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects; GLPI's ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including through GLPI's existing ATM program; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange

Commission. All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the establishment of its ATM Program, the Company filed with the SEC a prospectus supplement dated August 9, 2016 to the prospectus contained in its effective Registration Statement on Form S-3 (No. 333-210423), filed with the SEC on March 28, 2016.  This communication is not a substitute for the filed Registration Statement/prospectus or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROSPECTUS THAT HAVE BEEN FILED WITH THE SEC AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. You may obtain free copies of the registration statement/prospectus and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s investor relations website at investors.glpropinc.com or by contacting the Company’s investor relations representative at (203) 682-8211.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Bill Clifford
T: 610-401-2900
Email: Bclifford@glpropinc.com

Hayes Croushore
T: 610-378-8396
Email: Hcroushore@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Rental income	$165,161	$100,215
Income from direct financing lease	17,824	—
Real estate taxes paid by tenants	21,720	11,827
Total rental revenue and income from direct financing lease	204,705	112,042
Gaming, food, beverage and other	39,260	38,159
Total revenues	243,965	150,201
Less promotional allowances	(1,252)	(1,381)
Net revenues	242,713	148,820
Operating expenses
Gaming, food, beverage and other	21,076	20,987
Real estate taxes	22,143	12,207
General and administrative	21,231	20,906
Depreciation	28,257	27,083
Total operating expenses	92,707	81,183
Income from operations	150,006	67,637

Other income (expenses)
Interest expense	(53,949)	(33,401)
Interest income	464	517
Total other expenses	(53,485)	(32,884)

Income from operations before income taxes	96,521	34,753
Income tax expense	2,530	2,004
Net income	$93,991	$32,749

Earnings per common share:
Basic earnings per common share	$0.45	$0.28
Diluted earnings per common share	$0.45	$0.27

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended March 31,		Three Months Ended March 31,
	2017	2016	2017	2016
Real estate	$204,705	$112,042	$208,110	$103,510
GLP Holdings, LLC. (TRS)	38,008	36,778	10,910	9,723
Total	$242,713	$148,820	$219,020	$113,233

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expenses
(in thousands) (unaudited)

	Three Months Ended March 31,
	2017	2016
Real estate general and administrative expenses (1) (2)	$15,501	$15,228
GLP Holdings, LLC. (TRS) general and administrative expenses (2)	5,730	5,678
Total	$21,231	$20,906

(1) Includes stock based compensation of $4.6 million and $7.3 million for the three months ended March 31, 2017 and 2016, respectively.

(2) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended March 31,
	2017	2016
Net income	$93,991	$32,749
Losses or (gains) from dispositions of property	105	(15)
Real estate depreciation	24,903	23,691
Funds from operations	$118,999	$56,425
Straight-line rent adjustments	16,245	13,956
Direct financing lease adjustments	17,613	—
Other depreciation (1)	3,354	3,392
Amortization of land rights	2,311	—
Debt issuance costs amortization	3,257	5,582
Stock based compensation	4,483	4,572
Maintenance CAPEX (2)	(482)	(362)
Adjusted funds from operations	$165,780	$83,565
Interest, net	53,485	32,884
Income tax expense	2,530	2,004
Maintenance CAPEX (2)	482	362
Debt issuance costs amortization	(3,257)	(5,582)
Adjusted EBITDA	$219,020	$113,233

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2017	2016
Net income	$90,779	$30,101
Losses or (gains) from dispositions of property	—	—
Real estate depreciation	24,903	23,691
Funds from operations	$115,682	$53,792
Straight-line rent adjustments	16,245	13,956
Direct financing lease adjustments	17,613	—
Other depreciation (1)	521	521
Amortization of land rights	2,311	—
Debt issuance costs amortization	3,257	5,582
Stock based compensation	4,483	4,572
Maintenance CAPEX	—	—
Adjusted funds from operations	$160,112	$78,423
Interest, net (2)	50,885	30,283
Income tax expense	370	386
Maintenance CAPEX	—	—
Debt issuance costs amortization	(3,257)	(5,582)
Adjusted EBITDA	$208,110	$103,510

(1) Other depreciation includes equipment depreciation from the Company's REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2)  Interest expense, net is net of intercompany interest eliminations of $2.6 million for both the three months ended March 31, 2017 and 2016.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2017	2016
Net income	$3,212	$2,648
Losses or (gains) from dispositions of property	105	(15)
Real estate depreciation	—	—
Funds from operations	$3,317	$2,633
Straight-line rent adjustments	—	—
Direct financing lease adjustments	—	—
Other depreciation (1)	2,833	2,871
Amortization of land rights	—	—
Debt issuance costs amortization	—	—
Stock based compensation	—	—
Maintenance CAPEX (2)	(482)	(362)
Adjusted funds from operations	$5,668	$5,142
Interest, net	2,600	2,601
Income tax expense	2,160	1,618
Maintenance CAPEX (2)	482	362
Debt issuance costs amortization	—	—
Adjusted EBITDA	$10,910	$9,723

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.